                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                         Mine Safety Appliance Company
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                                                               Preliminary Copy
                                      MSA

MINE SAFETY APPLIANCES COMPANY . P.O. BOX 426, PITTSBURGH, PENNSYLVANIA 15230 . PHONE (412) 967-3000

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Holders of Common Stock of
 Mine Safety Appliances Company:

  Notice is hereby given that the Annual Meeting of Shareholders of Mine Safety Appliances Company will be held on Wednesday, May 10, 2000, at 9:00 A.M., local Pittsburgh time, at the Company's headquarters, 121 Gamma Drive, RIDC Industrial Park, O'Hara Township, Pittsburgh, Pennsylvania for the purpose of considering and acting upon the following:

    (1) Election of Directors: The election of two directors for a term of three years;

    (2) Stock Split: Approval of an amendment to the Company's Restated Articles to effect a 3-for-1 split of both the issued shares and the authorized shares of the Company's Common Stock;

    (3) Selection of Independent Accountants: The selection of independent accountants for the year ending December 31, 2000;

and such other business as may properly come before the Annual Meeting or any adjournment thereof.

  Only the holders of Common Stock of the Company of record on the books of the Company at the close of business on February 25, 2000 are entitled to notice of and to vote at the meeting and any adjournment thereof.

  You are cordially invited to attend the meeting. Whether or not you expect to attend the meeting, please execute and date the accompanying form of proxy and return it in the enclosed self-addressed, stamped envelope at your earliest convenience. If you attend the meeting, you may, if you wish, withdraw your proxy and vote your shares in person.

                                              By Order of the Board of
                                              Directors,

                                                      Donald H. Cuozzo
                                                          Secretary

March 24, 2000

                                                               Preliminary Copy

March 24, 2000

                        MINE SAFETY APPLIANCES COMPANY

                                PROXY STATEMENT

  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Mine Safety Appliances Company (the "Company") of proxies in the accompanying form to be voted at the Annual Meeting of Shareholders of the Company to be held on Wednesday, May 10, 2000, and at any and all adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. If a proxy in the accompanying form is duly executed and returned, the shares of Common Stock represented thereby will be voted and, where a specification is made by the shareholder, will be voted in accordance with such specification. A shareholder giving the accompanying proxy has the power to revoke it at any time prior to its exercise upon written notice given to the Secretary of the Company.

  The mailing address of the principal executive offices of the Company is P.O. Box 426, Pittsburgh, Pennsylvania 15230.

                       VOTING SECURITIES AND RECORD DATE

  As of February 25, 2000, the Company had 4,857,673 shares of Common Stock issued and outstanding. Holders of Common Stock of the Company of record on the books of the Company at the close of business on February 25, 2000 are entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. Such holders are entitled to one vote for each share held and do not have cumulative voting rights with respect to the election of directors. Holders of outstanding shares of the Company's 4 1/2% Cumulative Preferred Stock are not entitled to vote at the meeting.

  See "Stock Ownership" for information with respect to share ownership by the directors and executive officers of the Company and the beneficial owners of 5% or more of the Company's Common Stock.

                     PROPOSAL NO. 1 ELECTION OF DIRECTORS

  Two directors will be elected at the Annual Meeting to serve until the Annual Meeting in 2003 and until a successor has been elected and qualified. The Board of Directors recommends a vote FOR the election of the two nominees named below, each of whom has consented to be named as a nominee and to serve if elected. Properly executed proxies timely received in the accompanying form will be voted for the election of the nominees named below, unless otherwise directed thereon, or for a substitute nominee designated by the Board in the event a nominee named becomes unavailable for election.

  The following table sets forth certain information about the nominees, all of whom are currently members of the Board, and about the other directors whose terms of office will continue after the Annual Meeting:

                     Principal Occupation and any     Director             Other
Name                  Position with the Company   Age  Since           Directorships
----                 ---------------------------- --- --------         -------------
                           Nominees for terms expiring in 2003:
Calvin A. Campbell,  Chairman, President and       65   1994   Eastman Chemical Company
 Jr.                 Chief Executive Officer of                (an SEC reporting company);
                     Goodman Equipment                         Bulley & Andrews;
                     Corporation (manufacturer                 Immediate Past Chairman,
                     of underground mining                     National Association of
                     locomotives and plastics                  Manufacturers; Trustee,
                     blow molding machinery)                   Illinois Institute of
                                                               Technology
Thomas B. Hotopp     President of the Company      58   1998   Pittsburgh Symphony Society
                    Continuing Directors with terms expiring in 2001:
Helen Lee Henderson  Executive Director, HRH       61   1991   Asolo Theatre Co.;
                     Foundation (charitable                    Pittsburgh Public Theatre;
                     foundation); President of                 Advisory Board, The York
                     Chiron Productions, Ltd.                  Theatre Co.
                     (media productions)
John T. Ryan III     Chairman and Chief            56   1981   Chairman, Pittsburgh Branch
                     Executive Officer of the                  of the Federal Reserve Bank
                     Company                                   of Cleveland; Chairman,
                                                               Industrial Safety Equipment
                                                               Association; Director,
                                                               Allegheny Conference on
                                                               Community Development
                    Continuing Directors with terms expiring in 2002:
Joseph L. Calihan    Managing Partner of           62   1993               None
                     Bradford Capital Partners
                     (venture capital
                     investments and
                     acquisitions); Chairman of
                     the Board of Bradford
                     Schools, Inc. (post-
                     secondary business
                     schools)
L. Edward Shaw, Jr.  General Counsel, Aetna,       55   1998               None
                     Inc. (insurance)
Thomas H. Witmer     Retired (1998); Formerly      57   1997   Medrad, Inc.; Instrument
                     President and Chief                       Specialties Co., Inc.;
                     Executive Officer of                      Granite State Log Homes,
                     Medrad, Inc. (medical                     Inc.; Pittsburgh Symphony
                     products manufacturer)                    Society; Carnegie Museum of
                                                               Natural History; Trustee,
                                                               Carnegie Museum of
                                                               Pittsburgh

  Mr. Hotopp became President of the Company in December 1996 and previously served as Senior Vice President since 1991. Ms. Henderson has been President of Chiron Productions, Ltd. for at least five years and became Executive Director of the HRH Foundation in September 1999. From May 1996 to April 1999, Mr. Shaw served in various positions for National Westminster Bank Plc., including most recently as Chief Corporate Officer, North America. Previously he was Executive Vice President and General Counsel of The Chase Manhattan Corporation and The Chase Manhattan Bank, N.A. Mr. Shaw is the brother-in-law of Mr. Ryan. Each other director has engaged in the principal occupation indicated in the above table for at least the past five years. Mr. Ryan also served as President of the Company from April 1990 to December 1996.

  The Board of Directors has established an Audit Committee, a Compensation Committee, a Nominating Committee and certain other committees.

  The Audit Committee, which met two times during 1999, assists the Board in fulfilling its responsibility to the shareholders and investment community with regard to the quality and integrity of the financial reports of the Company. The Committee reviews the Company's financial statements, regulatory filings and internal controls. The Committee also reviews plans, findings and recommendations of internal and external auditors. The Committee evaluates the competence, effectiveness and independence of the internal and external auditors and makes recommendations to the Board of Directors as to the retention of independent accountants and as to their fees and performs such other duties as the Board of Directors may assign from time to time. The current members of the Audit Committee are directors Calihan, Campbell, Henderson, Shaw and Witmer, each for a term expiring at the 2000 organizational meeting of the Board of Directors.

  The Compensation Committee presently consists of directors Campbell, Henderson, Witmer, and G. Donald Gerlach, a director whose term of office will not continue after the Annual Meeting, each for a term expiring at the 2000 organizational meeting of the Board. The Compensation Committee, which met four times in 1999, makes recommendations to the Board with respect to the compensation of officers of the Company. A report of the Compensation Committee as to its policies in recommending the 1999 compensation of the Company's executive officers appears later. The Compensation Committee also administers the Company's 1987 and 1998 Management Share Incentive Plans (the "MSIP").

  The current members of the Nominating Committee are directors Calihan, Gerlach, Henderson and Ryan, each for a term expiring at the 2000 organizational meeting of the Board. The Nominating Committee, which did not meet in 1999, considers potential candidates for election to the Board of Directors and makes recommendations to the Board. Any shareholder who desires to have an individual considered for nomination by the Nominating Committee must submit a recommendation in writing to the Secretary of the Company not later than November 30 preceding the annual meeting at which the election is to be held.

  The Board of Directors met six times during 1999. All directors attended at least 75% of the combined total of the meetings of the Board and of all committees on which they served.

Vote Required

  The two candidates receiving the highest numbers of votes cast by the holders of Common Stock voting in person or by proxy will be elected as directors. A proxy vote indicated as withheld from a nominee will not be cast for such nominee but will be counted in determining whether a quorum exists for the meeting.

  The Company's Restated Articles require that any shareholder intending to nominate a candidate for election as a director must give written notice, containing specified information, to the Secretary of the Company not later than 90 days in advance of the meeting at which the election is to be held. No such notices were received with respect to the 2000 Annual Meeting. Therefore, only the nominees named above will be eligible for election at the meeting.

                                PROPOSAL NO. 2
                              3-FOR-1 STOCK SPLIT

  The Board of Directors has proposed an amendment to the Company's Restated Articles of Incorporation to effect a 3-for-1 split in the Company's outstanding Common Stock and a proportionate increase in the authorized shares of Common Stock from 20,000,000 to 60,000,000 shares. The Board of Directors recommends that shareholders vote FOR approval of the proposed amendment to the Restated Articles to effect a 3-for-1 split of the Company's authorized and issued shares of Common Stock. Unless otherwise specified thereon, proxies received in the accompanying form will be voted in favor of approval of the proposed amendment.

  If approved by the shareholders, it is anticipated that the amendment will become effective at the close of business on May 12, 2000, which would be the record date for the stock split. Shareholders of record as of the record date would receive two additional shares of Common Stock for each share held as of the record date. The expected distribution date for certificates for the additional shares to be issued in the stock split is May 24, 2000. Certificates for shares of Common Stock outstanding prior to the stock split will continue to represent the same number of shares after the split. Shareholders should retain their existing Common Stock certificates and should not send them to the Company.

  The Board of Directors believes that the stock split will be beneficial to the trading market for the Company's Common Stock by reducing the per share trading price and increasing the number of publicly traded shares. The stock split is intended to place the market price of the Common Stock in a range believed to be more attractive to a wider range of investors, particularly individuals. The greater number of shares available for trading may also make the price of the Common Stock less volatile by decreasing the "spread" between the bid and asked prices. Finally, the additional shares available for trading may make the stock more attractive to investors which may have been deterred from taking a position in the stock because of the small public float. Thus, the reduced per share price and increased number of shares may result in a broader market for the stock, greater liquidity in the market and more widespread ownership.

  The stock split would triple the number of issued and outstanding shares of the Common Stock. Based on the shares outstanding on February 25, 2000, the number of outstanding shares of Common Stock would increase from 4,857,673 to 14,573,019. However, the stock split would not change the aggregate amount of the Company's shareholders' equity and would not affect the relative rights of any stockholder or change any shareholder's proportionate equity interest in the Company. Because the stock split would result in each shareholder's interest being represented by a greater number of shares, it could result in higher brokerage commissions for the sale of the same relative interest in the Company.

  The amendment would also result in a proportionate increase in the number of authorized shares of Common Stock from 20,000,000 to 60,000,000 and a three-for-one split of the issued shares of Common Stock held in the Company's treasury. There would also be proportionate adjustments in the numbers of shares of Common Stock available for issuance and subject to outstanding stock options under the Company's Management Share Incentive Plan and Non-Employee Directors' Stock Option Plan and in the rights attached to the outstanding shares of Common Stock under the Company's Rights Agreement. The amendment would not result in any change in the outstanding or treasury shares of the Company's 4 1/2% Cumulative Preferred Stock or in the aggregate number of shares of preferred stock authorized by the Restated Articles.

  Although the number of shares of Common Stock available for future issuance after the amendment will be three times the number currently available, the relative potential for dilution will not change as the number of outstanding shares will also be tripled as a result of the stock split. Except for the stock split and for shares reserved for issuance under the Company's stock incentive plans, the Company has no present plans for the issuance of any additional shares of Common Stock.

  The stock split will not result in gain or loss or realization of taxable income to owners of Common Stock under existing United States federal income tax laws. The cost or other tax basis for federal income tax purposes of each share owned prior to the split should be divided equally among the original share and the two new shares received in the split, and the holding period for all three shares would be the same as the holding period for the original share. The laws of jurisdictions other than the United States may impose income taxes on the issuance of additional shares, and shareholders are urged to consult their own tax advisors as to the federal, state, local and foreign tax effects of the stock split in light of their individual circumstances.

Vote Required

  Approval of the proposed amendment to the Restated Articles requires the affirmative vote of a majority of the votes cast on the proposal by the holders of Common Stock voting in person or by proxy at the annual meeting. An abstention or broker non-vote is not a vote cast and will not be counted in determining the number of votes required for approval, though it will be counted in determining the presence of a quorum.

              OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS

Executive Compensation

  The following table sets forth information concerning the annual, long-term and other compensation earned from the Company and its subsidiaries for the years 1999, 1998 and 1997 by the persons who were in 1999 the chief executive officer and the other four most highly compensated executive officers of the Company (the "Named Officers"):

                          SUMMARY COMPENSATION TABLE

                                                                           Long-Term
                                   Annual Compensation                Compensation Awards
                         ---------------------------------------- ---------------------------
                                                                                   Shares
                                                                                 Underlying
                                                     Other         Restricted       Stock
Name and                                            Annual            Stock        Options         All Other
Principal Position  Year Salary ($) Bonus ($) Compensation ($)(1) Awards ($)(2) (# of Shares) Compensation ($)(3)
------------------  ---- ---------- --------- ------------------- ------------- ------------- -------------------
John T. Ryan III    1999  $441,960  $150,550          --                --          6,896           $39,252
Chairman and        1998   420,840   172,610          --            $242,756        7,108            37,526
Chief Executive
Officer             1997   400,000   242,760          --                --          7,620            36,846
Thomas B. Hotopp    1999  $277,920  $ 83,250          --                --          3,632           $23,313
President           1998   264,600    99,940          --            $127,076        3,366            23,897
                    1997   250,000   127,860          --                --          3,701            22,231
James H. Baillie
 (4)                1999  $228,365  $ 45,040          --                --           --             $46,411
Vice President;
President MSA       1998     --         --            --                --           --               --
Europe              1997     --         --            --                --           --               --
James E. Herald     1999  $165,240  $ 51,980          --                            1,590           $19,926
Vice President-     1998   160,892    46,412          --            $ 56,557        1,500            19,959
Finance             1997   157,200    65,270          --                --          1,770            20,168
George W.
 Steggles           1999  $169,680  $ 82,050           --               --          1,790           $18,195
Senior Vice
President-          1998   154,200    39,804           --           $ 47,826        1,270            18,478
International       1997   152,031    62,360                            --          1,390            18,233

--------
(1) For each year, the incremental cost to the Company of personal benefits provided to any Named Officer did not exceed the lesser of $50,000 or 10% of aggregate salary and bonus.

(2) The amounts shown in this column represent the market values on March 10, 1998 of restricted shares awarded on that date. At December 31, 1999 the number and market values of restricted shares held by the Named Officers were as follows: Mr. Ryan, 6,385 shares ($407,842); Mr. Hotopp, 3,215 shares ($205,358); Mr. Herald, 1,515 shares ($96,771); and Mr. Steggles, 1,310 shares ($83,676). Holders of restricted shares receive dividends at the same rate as paid on other shares of Common Stock.

(3) 1999 amounts include Company matching contributions to the Company's Retirement Savings and Supplemental Savings Plans as follows: Mr. Ryan, $20,817; Mr. Hotopp, $15,114; Mr. Herald, $8,646; and Mr. Steggles, $8,379. The 1999 amounts also include life insurance premiums paid by the Company as follows: Mr. Ryan, $18,435; Mr. Hotopp, $8,199; Mr. Herald, $11,280; and Mr. Steggles, $9,816. The 1999 amount for Mr. Baillie includes a signing bonus of $20,834 paid to Mr. Baillie in connection with his employment by the Company and $25,577 paid to Mr. Baillie in lieu of contributions to a retirement plan.

(4) Mr. Baillie was first employed by the Company in January 1999.

Stock Option Grants in 1999

  The following table sets forth information concerning stock options granted to the Named Officers in 1999 under the MSIP:

                     Number of   Percent of
                      Shares    Total Options                            Grant
                    Underlying   Granted to     Exercise                 Date
                      Options     Employees       Price     Expiration  Present
Name                Granted (#)    in 1999    ($/Share) (1)    Date    Value (2)
----                ----------- ------------- ------------- ---------- ---------
John T. Ryan III       1,590         5.1%       $69.09375    3/9/2004   $18,423
                       5,306        17.1%       $62.8125     3/9/2009   $94,690
Thomas B. Hotopp       3,632        11.7%       $62.8125     3/9/2009   $64,821
James H. Baillie        --           --            --           --        --
James E. Herald        1,590         5.1%       $62.8125     3/9/2009   $28,406
George W. Steggles     1,790         5.8%       $62.8125     3/9/2009   $31,938

--------
(1) The exercise price is the market value of the Common Stock on the date the options were granted, except that in the case of the option for 1,590 shares granted to Mr. Ryan it is 110% of such value. The options became exercisable on September 9, 1999. Except for the option for 5,306 shares granted to Mr. Ryan and 2,042 shares and 200 shares, respectively, of the options granted to Mr. Hotopp and Mr. Steggles, all options are intended to qualify as incentive stock options under the Internal Revenue Code.

(2) The grant date present value of the options has been determined utilizing the Black-Scholes option pricing model. The assumptions used to arrive at the present values were: stock price volatility of 21% for the option for 1,590 shares granted to Mr. Ryan and 19% for the remaining options, expected dividend yield of 2.2%, expected option term of five years for the option for 1,590 shares granted to Mr. Ryan and ten years for the remaining options, and a 5.08% risk-free rate of return.

Stock Option Exercises and Year-End Values

  The following table sets forth information concerning stock options under the MSIP exercised by the Named Officers during 1999 and stock options under the MSIP held by the Named Officers at December 31, 1999.

                                                   Number of
                                                     Shares        Value of
                      Number of                    Underlying    Unexercised
                       Shares                     Unexercised    In-the-Money
                      Acquired        Value        Options at     Options at
Name                 on Exercise   Realized (1)   12/31/99 (2)   12/31/99 (3)
----                 -----------   ------------   ------------   ------------
John T. Ryan III         --             --           26,011        $172,509
Thomas B. Hotopp         --             --           18,182        $188,513
James H. Baillie         --             --             --             --
James E. Herald          --             --            4,860        $ 20,935
George W. Steggles      1,270        $14,208          1,790        $  3,030

--------
(1) Represents the difference between the fair market value of the shares acquired on the date of exercise and the option price.

(2) All options were exercisable at December 31, 1999.

(3) Represents the amount by which the December 31, 1999 market value of the shares subject to unexercised options exceeded the option price of those options.

Compensation Committee Report on Executive Compensation

  The Compensation Committee of the Board of Directors has furnished the following report on 1999 executive compensation:

  The Compensation Committee of the Board of Directors is responsible for recommending to the Board salaries and bonuses to be paid to the Company's corporate officers, including its executive officers. The Compensation Committee was also responsible in 1999 for administering the Company's shareholder approved 1998 Management Share Incentive Plan (the "MSIP"), which permitted the Committee to make discretionary grants of stock options and restricted stock as incentives to executive officers and other key employees.

  The Compensation Committee's policy in recommending salaries is designed to pay executive officer salaries at competitive levels necessary to attract and retain competent personnel while at the same time recognizing Company, division and individual performance factors. To do this, the Company periodically retains compensation consultants to assist in evaluating each United States executive officer position and in determining the market level salary range for the position based on salaries paid for executive positions with similar duties and responsibilities by other manufacturing companies of comparable size and sales volumes. Between these periodic evaluations, market level salary ranges for each position are reviewed to reflect changes shown by data provided from compensation surveys. Within the market level salary range for each executive officer position, the salary to be paid to the individual officer is determined based on a consideration of Company, division and individual performance. For United States officers other than the chief executive officer, the aggregate budget for salary increases is determined by taking into account compensation survey data and general financial considerations relating to the Company's overall budget. Individual salary adjustments are then determined by allocating the aggregate budget taking into consideration the relationship of the officer's current salary to the market level range and an evaluation of the officer's individual performance made initially by the chief executive officer or the officer's other immediate supervisor. In the case of the chief executive officer, the individual performance evaluation and the determination of the amount of the salary adjustment are made by the Compensation Committee.

   The Company has one executive officer located overseas, James H. Baillie, President of MSA Europe. Mr. Baillie's salary for 1999 was fixed by the employment agreement negotiated at the time of his initial employment by the Company in January 1999.

  The Committee considered 1999 executive officer salaries at its meeting in December 1998. Mr. Ryan was granted a 5% salary increase for 1999 based on a desire by the Committee to bring his salary closer to the midpoint of the market level salary range for the chief executive officer position.

  The Company's annual bonus policy is designed to make a significant percentage of an executive officer's total cash compensation dependent upon corporate and individual performance. At targeted levels for United States officers, this percentage is 50% of median market level salary for the chief executive officer, and ranges between 40% and 30% of median market level salary for other executive officers. For the chief executive officer, the percentage of the targeted bonus earned is initially determined as the percentage of achievement of a targeted level of consolidated earnings before interest and taxes (EBIT) for the year by the Company's worldwide operations. For other United States officers, from 25% to 50% of the initial bonus determination is based on the percentage of achievement of the consolidated EBIT target, and the remainder is determined based on the percentage of achievement of EBIT targets established for the Company's United States operations and, in the case of division managers, its operating divisions. The initial percentage of the targeted bonus earned based on EBIT performance may be adjusted upward or downward for each officer based upon an evaluation of the individual officer's performance during the year, which is made initially by the chief executive officer or the officer's other immediate supervisor or, in the case of the chief executive officer, by the Compensation Committee. Individual bonuses may not exceed 150% of targeted levels, and no bonus is paid based on EBIT which is less than 50% of the targeted amount. The total amount payable as bonuses for executive officers in any year may not exceed 3% of consolidated EBIT. The amount of the annual bonus to be paid to Mr. Baillie is determined in a manner similar to that used for domestic officers, except that the EBIT target is based entirely upon the Company's European operations.

  The Committee considered bonuses for 1999 at its meeting in February 2000. Based on the Committee's performance evaluation, the amount of the bonus paid to Mr. Ryan was 90% of the EBIT formula value for his position.

  Awards under the MSIP are intended to provide executive officers with long-term incentives in the form of stock-based compensation to remain with the Company and to work to increase shareowner value. Under both types of awards utilized under the MSIP, stock options and restricted stock, the value received by the officer is a direct function of the Company's success in achieving a long-term increase in the market value of its Common Stock. The Committee's long-term incentive award program under the MSIP was adopted in 1996 based on recommendations resulting from a study by a compensation consulting firm. Under the program, the targeted annualized dollar value of MSIP awards for each executive officer position is based on the market level annualized dollar value of long-term incentive awards for similar positions, as determined from compensation survey data. The targeted dollar amounts for each position may be adjusted upward or downward by the Committee based on an evaluation of the officer's individual performance made initially by the chief executive officer or the officer's other immediate supervisor or, in the case of the chief executive officer, by the Committee.

  On an annualized basis, 50% of the adjusted dollar value of long-term incentive awards, as so determined, is made in the form of stock options and 50% in the form of restricted stock awards. Stock option grants are made annually, and restricted stock awards are made every other year. The number of shares for which stock options are granted to each executive officer is determined by dividing 50% of the adjusted dollar value by the per share value of the options as determined under the Black-Scholes option pricing model. Stock options are normally granted as incentive stock options within the limits established by the Internal Revenue Code and as nonqualified options above those limits. The option price is equal to the fair market value of the option shares as of the date the options are granted, except that in the case of incentive stock options granted to Mr. Ryan, the option price is 110% of the grant date fair market value. The options become exercisable six months from the date of grant and have a term of ten years, except that in the case of incentive stock options granted to Mr. Ryan the term is five years. The options generally are exercisable only while the grantee remains an employee of the Company or a subsidiary, except that the options may be exercised for limited periods after a termination of employment due to death, disability or retirement or a voluntary termination with the consent of the Company.

  The number of shares awarded in the form of restricted stock is determined by dividing 50% of the adjusted dollar value of long-term incentive awards for each executive officer by the per share market value on the date of the award, and then doubling this amount to reflect that restricted stock awards are made only once every two years. Under the terms of the awards, the restricted shares granted will vest over a term of four years, with one-half of the shares awarded vesting on March 15 of each of the third and fourth years following the award date. Until vesting, the restricted shares are held in escrow by the Company, may not be sold and generally will be forfeited if the officer's employment terminates other than by death, disability or retirement under a Company retirement plan.

  In accordance with the Committee's long-term incentive program, the Committee granted stock options under the MSIP at its meeting in March 1999. Based on the Committee's performance evaluation, the amount of the stock option grant to Mr. Ryan represented 90% of the targeted amount for his position.

  At current compensation levels, the Company does not anticipate that it will be affected by the $1 million cap on deductibility of individual executive officer compensation imposed by Section 162(m) of the Internal Revenue Code.

  The foregoing report was submitted by the Compensation Committee of the Board of Directors:

                                              Calvin A. Campbell, Jr.,
                                              Chairman
                                              G. Donald Gerlach
                                              Helen Lee Henderson
                                              Thomas H. Witmer

Compensation Committee Interlocks and Insider Participation

  There are no interlocking relationships, as defined in regulations of the Securities and Exchange Commission, involving members of the Compensation Committee.

  Directors Campbell, Gerlach, Henderson and Witmer served as members of the Compensation Committee during all of 1999. Mr. Gerlach was a partner in the law firm of Reed Smith Shaw & McClay LLP, which provides legal services to the Company as its outside counsel. Mr. Campbell is a majority owner, a director and Chairman, President and Chief Executive Officer of Goodman Equipment Corporation. During 1999, the Company and its affiliates received commissions of approximately $121,353 for acting as sales agents with respect to sales of certain mining locomotives and spare parts for Goodman Equipment Corporation.

Retirement Plans

  The following table shows the estimated annual retirement benefits payable upon normal retirement at age 65 under the Company's Non-Contributory Pension Plan for Employees to participating employees, including executive officers, in selected compensation and years-of-service classifications.

                                      5 Year Average Compensation
         Years of           -----------------------------------------------------
         Service            $100,000   $300,000   $500,000   $700,000   $900,000
         --------           --------   --------   --------   --------   --------
             5              $ 5,792    $ 20,775   $ 35,758   $ 50,742   $ 65,725
            15               17,375      62,325    107,275    152,226    197,176
            25               28,959     103,875    178,792    253,709    328,626
            35               40,542     145,426    250,309    355,193    460,077
            45               50,209     174,426    298,643    422,860    547,077

--------
Notes:

1. Years of service are based upon completed months of service from date of hire to date of retirement.

2. The benefits actually payable under the plan will be subject to the limitations of Sections 415 and 401(a)(17) of the Internal Revenue Code. These limitations have not been reflected in the table. However, the Company has a supplemental plan providing for the payment by the Company to officers on an unfunded basis of the difference between the amounts payable under the benefit formula of the pension plan and the benefit limitations of Sections 415 and 401(a)(17) of the Internal Revenue Code.

3. This table applies to employees born in calendar year 1940. The actual benefits payable will vary slightly depending upon the actual year of birth.

4. The benefits shown have been calculated using the Social Security law in effect on January 1, 2000, with a maximum taxable wage base of $76,200 assumed until retirement.

  The amounts shown in the table are straight-life annuity amounts, assuming no election of any available survivorship option, and are not subject to any Social Security or other offsets. Benefits under the plan are based on the highest annual average of the participant's covered compensation for any five consecutive years of service, with covered compensation including salary and bonus. As of December 31, 1999, years of service under the plan for the Named Officers were: Mr. Ryan, 30.50 years; Mr. Hotopp, 8.42 years; Mr. Herald 12.33 years; and Mr. Steggles, 7.66 years.

  Mr. Baillie does not participate in the Company's retirement plans, but instead receives an annual payment in lieu of retirement plan contributions. This payment is included under "All Other Compensation" in the Summary Compensation Table on page 4.

  The Company's Executive Insurance Program was established to assist members of senior management approved by the Board in procuring life insurance during their working careers and to provide them with additional flexibility and benefits upon retirement. Under the program, the Company's group term life insurance in excess of $50,000 is replaced with individual insurance up to an approved amount. Premiums are paid by the

Company and are included under "All Other Compensation" in the above compensation table. In lieu of insurance after retirement, the participant may elect (i) an uninsured death benefit from the Company in the insurance amount, which would be taxable when paid, or (ii) to have 75% of the insurance amount paid to him by the Company in monthly installments over 15 years. If the second uninsured alternative were selected, the annual amount payable by the Company upon retirement would be $50,000 for Mr. Ryan III, $37,500 for Mr. Hotopp, and $30,000 for Messrs. Herald and Steggles. If either of the two uninsured alternatives are selected, the death benefit on the insurance policy would be paid to the Company. Mr. Baillie does not participate in this program.

Change In Control Severance Agreements; Employment Agreement

  The Company has entered into agreements with each of the Named Officers the stated purpose of which is to encourage the officers' continued attention and dedication to their duties without distraction in the event of an actual or potential change in control of the Company. In the agreements, the officers agree that if a potential change in control, as defined in the agreements, occurs, the officers will remain in the employment of the Company for at least 6 months or until an actual change in control occurs, unless employment is sooner terminated by the executive for good reason, as defined in the agreement, or due to death, disability or retirement or by the Company. In return, the agreements provide that if within 3 years after a change in control, as defined in the agreement, the officer's employment is terminated by the Company without cause, as defined in the agreement, or the officer terminates his employment for good reason, as defined in the agreement, the officer will be entitled to receive (a) a lump sum payment equal to three times the sum of (i) officer's annual salary plus (ii) the average annual bonus paid to the officer for the preceding two years, (b) continuation for 36 months of medical, dental, accident and life insurance benefits and (c) 36 months additional service credit under the Company's executive insurance and post-retirement health care programs. In the case of Mr. Ryan, these benefits would also be payable if he voluntarily terminated his employment for any reason within one year after a change in control. The benefits payable under the agreements are limited to the amount that can be paid without triggering any excise tax or rendering any amounts non-deductible under the Internal Revenue Code. Except in the case of Mr. Ryan, the limitation will not apply if the reduced benefit is less than the unreduced benefit after payment of any excise tax.

  In connection with his employment by the Company in January 1999, Mr. Baillie entered into employment agreements with the Company and its German subsidiary. The agreements provide for Mr. Baillie's employment as President of MSA Europe through 2001 at an initial annual salary rate of $240,300, subject to annual review by the Company's Compensation Committee. Mr. Baillie is entitled to earn an annual bonus targeted at 30% of salary and stock incentive awards beginning in 2000 targeted at $108,000 per year. Except for a guaranteed minimum bonus of $36,000 for 1999, these awards are discretionary with the Compensation Committee and are determined as described above under "Compensation Committee Report on Executive Compensation." Mr. Baillie will also receive an annual payment of $30,000, less the amount of medical and dental insurance premiums paid by the Company, in lieu of contributions or benefits under the Company's retirement plans. Mr. Baillie received a signing bonus of $20,834 for entering into the agreements. Either party may terminate Mr. Baillie's employment at any time on 60 days' notice. If the Company involuntarily terminates Mr. Baillie's employment without cause, Mr. Baillie would be entitled to prorated salary, bonus, stock compensation and retirement payment through the month of termination plus a severance payment equal to the annual salary rate then in effect.

Director Compensation

  In 1999, directors who are not employees of the Company or one of its subsidiaries were paid a retainer at the rate of $5,000 per quarter and $1,000 for each day of a Board meeting and each meeting of a Committee of the Board that they attended. Directors who are employees of the Company or a subsidiary do not receive additional compensation for service as a director. Under the Retirement Plan for Directors, directors who retire from the Board after completing at least 5 years of service as a director are entitled to receive a lifetime quarterly retirement allowance, beginning when the sum of their age and years of service equals or exceeds 75, in an amount equal to the quarterly directors' retainer payable at the time of their retirement.

  The 1990 Non-Employee Directors' Stock Option Plan (the "DSOP") was approved by the shareholders at the 1991 Annual Meeting. Its purposes are to enhance the mutuality of interests between the Board and the shareholders by increasing the share ownership of non-employee directors and to assist the Company in attracting and retaining able persons to serve as directors. Under the DSOP, directors who are not employees of the Company or a subsidiary receive annual stock option grants to purchase up to 500 shares of Common Stock at an option price equal to the market value on the date the options are granted. The options become exercisable six months from the date of grant and expire ten years from the date of grant. Options which have not yet become exercisable are forfeited if the grantee ceases to be a director for reasons other than death or disability. Otherwise, unexpired options may generally be exercised for two years following termination of service as a director. The total number of shares which may be issued under the DSOP is limited to 50,000 shares of Common Stock. Pursuant to the terms of the DSOP, on May 14, 1999 options to purchase 500 shares of Common Stock at an exercise price of $69.75 per share were granted to directors Calihan, Campbell, Gerlach, Henderson, Shaw and Witmer.

Certain Transactions

  In 1999, the Company purchased 1,270 shares of Common Stock from Mr. Steggles at a price of $71.75 per share and 1,010 shares of Common Stock from George R. McGee, a former executive officer of the Company, at a price of $60.25 per share. In each case, the purchase price was the market price on the date of purchase.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

  Among S&P 500 Index, Russell 2000 Index and Mine Safety Appliances Company

  Set forth below is a line graph and table comparing the cumulative total returns (assuming reinvestment of dividends) for the five years ended December 31, 1999 of $100 invested on December 31, 1994 in each of the Company's Common Stock, the Standard & Poor's 500 Composite Index and the Russell 2000 Index. Because its competitors are principally privately held concerns or subsidiaries or divisions of corporations engaged in multiple lines of business, the Company does not believe it feasible to construct a peer group comparison on an industry or line-of-business basis. The Russell 2000 Index, while including corporations both larger and smaller than the Company in terms of market capitalization, is composed of corporations with an average market capitalization similar to that of the Company.

                                               Value at December 31,
                                 ---------------------------------------------
                                  1994     1995     1996     1997     1998     1999
                                 ------   ------   ------   ------   ------   ------
Mine Safety Appliances Company   $100.00  $109.07  $123.79  $155.26  $171.59  $155.76
S&P 500 Index                    $100.00  $137.59  $169.48  $226.14  $291.80  $353.74
Russell 2000 Index               $100.00  $128.45  $149.64  $183.10  $178.44  $216.37

                                STOCK OWNERSHIP

  Under regulations of the Securities and Exchange Commission, a person is considered the "beneficial owner" of a security if the person has or shares with others the power to vote the security (voting power) or the power to dispose of the security (investment power). In the tables which follow, "beneficial ownership" of the Company's stock is determined in accordance with these regulations and does not necessarily indicate that the person listed as a "beneficial owner" has an economic interest in the shares indicated as "beneficially owned."

Beneficial Ownership of Management

  The following table sets forth information regarding the amount and nature of beneficial ownership of the Company's Common Stock as of February 25, 2000 and 4 1/2% Cumulative Preferred Stock as of February 18, 2000 by each director and Named Officer and by all directors and executive officers as a group. Except as otherwise indicated in the footnotes to the table, the person named or a member of the group has sole voting and investment power with respect to the shares listed.

                                                     4 1/2% Cumulative
                                 Common Stock         Preferred Stock
                            ------------------------ -------------------
                             Amount and              Amount and
                              Nature of     Percent  Nature of   Percent
                             Beneficial       of     Beneficial    of
                            Ownership (1)  Class (1) Ownership    Class
                            -------------  --------- ----------  -------
John T. Ryan III                603,831(2)   12.36%      446(2)    2.06%
Joseph L. Calihan                 6,750       0.14%      --        --
Calvin A. Campbell, Jr.           3,400       0.07%      --        --
G. Donald Gerlach                13,628       0.28%       93       0.43%
Helen Lee Henderson             700,742      14.41%    3,938      18.18%
Thomas B. Hotopp                 26,896(3)    0.55%      --        --
L. Edward Shaw, Jr.             125,422(4)    2.58%      721(5)    3.33%
Thomas H. Witmer                  1,000       0.02%      --        --
James H. Baillie                 --             --       --        --
James E. Herald                  42,022(5)    0.86%      --        --
George W. Steggles               35,715(5)    0.73%      --        --
All executive officers and
 directors
 as a group (17 persons)      1,774,595(5)   35.91%    5,198      24.00%

--------
(1) The number of shares of Common Stock beneficially owned and the number of shares of Common Stock outstanding used in calculating the percent of class include the following shares of Common Stock which may be acquired within 60 days upon the exercise of stock options held under the MSIP or the DSOP: Mr. Ryan, 26,011 shares; Mr. Calihan, 3,200 shares; Mr. Campbell, 2,000 shares; Mr. Gerlach, 3,600 shares; Ms. Henderson, 3,600 shares; Mr. Hotopp, 18,182 shares; Mr. Shaw, 500 shares; Mr. Witmer, 1,000 shares; Mr. Herald, 4,860 shares; Mr. Steggles, 1,790 shares; and all directors and executive officers as a group, 83,583 shares. The number of shares of Common Stock beneficially owned also includes the following restricted shares awarded under the MSIP, as to which such persons have voting power only: Mr. Ryan, 6,385 shares; Mr. Hotopp, 3,215 shares; Mr. Herald, 1,515 shares; Mr. Steggles, 1,310 shares; and all directors and executive officers as a group, 18,060 shares.

(2) Does not include 115,529 shares of Common Stock held by Mr. Ryan's wife. Includes 423,281 shares of Common Stock and 259 shares of 4 1/2% Cumulative Preferred Stock held in trusts and an estate, as to which Mr. Ryan shares voting and investment power with co-fiduciaries. Of such shares, voting and investment power over 405,781 shares of Common Stock and 259 shares of 4 1/2% Cumulative Preferred Stock is shared with Mary Irene Ryan, and voting and investment power over 282,970 shares of Common Stock is shared with John C. Unkovic. See the following discussion of the beneficial ownership of Mary Irene Ryan and John C. Unkovic.

(3) Includes 1,500 shares of Common Stock as to which Mr. Hotopp shares voting and investment power with his wife.

(4) Includes 105,054 shares of Common Stock and 721 shares of Preferred Stock held by Mr. Shaw's wife and 5,819 shares of Common Stock held as custodian.

(5) The Company has established a Stock Compensation Trust which holds 567,630 shares of Common Stock which are available to satisfy obligations of the Company under its stock incentive plans. Under the terms of the Trust Agreement, the trustee, PNC Bank, must follow the directions of the holders of stock options under the plans, excluding members of the Board of Directors, in voting the shares held by the Trust and in determining whether such shares should be tendered in the event of a tender or exchange offer for the Common Stock. Each such option holder has the power to direct the trustee with respect to a number of shares of Common Stock equal to the shares held by the Trust divided by the number of option holders. Included in the table are 31,535 shares of Common Stock each for Messrs. Herald and Steggles, and 252,280 shares of Common Stock for all directors and executive officers as a group, as to which such persons and other executive officers of the Company have such voting and investment power. See the following discussion of the beneficial ownership of PNC Bank Corp.

5% Beneficial Owners

  As of February 25, 2000, to the best of the Company's knowledge, seven persons or entities beneficially owned more than 5% of the Company's Common Stock. The beneficial ownership of John T. Ryan III and Helen Lee Henderson appears in the immediately preceding table. The following table sets forth the beneficial ownership of the other 5% beneficial owners, based upon information provided by such persons:

Name and Address                         Amount and Nature of               Percent
of Beneficial Owner                      Beneficial Ownership               of Class
-------------------                      --------------------               --------
Mary Irene Ryan                                595,070(1)                    12.25%
20 West Woodland Road
Pittsburgh, Pennsylvania 15232
John C. Unkovic                                283,450(2)                     5.84%
435 Sixth Avenue
Pittsburgh, PA 15219
PNC Bank Corp.                                 630,674(3)(4)                 12.98%
PNC Bank Building
Pittsburgh, Pennsylvania 15265
Bruce S. Sherman                               312,422(5)                     6.43%
3003 Tamiami Trail N.
Naples, FL 34103
Private Capital Management, Inc.               294,022(5)                     6.05%
3003 Tamiami Trail N.
Naples, FL 34103

--------
(1) Mary Irene Ryan has sole voting and investment power with respect to 189,289 and 93,289 shares, respectively, and shares voting and investment power with respect to 405,781 and 501,781 shares, respectively with co-fiduciaries. Of such shares, voting and investment power over 405,781 shares of Common Stock is shared with John T. Ryan III, and voting and investment power over 265,470 shares of Common Stock is shared with John
    C. Unkovic. Mary Irene Ryan is the mother of John T. Ryan III.

(2) John C. Unkovic has sole voting and investment power with respect to 480 shares of Common Stock and shares voting and investment power with respect to 282,970 shares of Common Stock with co-fiduciaries. Of such shares, voting and investment power over 282,970 shares of Common Stock is shared with John T. Ryan III, and voting and investment power over 265,470 shares of Common Stock is shared with Mary Irene Ryan.

(3) All shares are held by subsidiary banks of PNC Bank Corp. in various fiduciary capacities. The banks have sole voting and investment power with respect to 63,044 and 5,844 shares, respectively, and share voting and investment power with respect to 0 and 570,730 shares, respectively.

(4) Includes 567,630 shares of Common Stock held by the Company's Stock Compensation Trust, as to which investment power is shared with certain executive officers of the Company and other holders of stock options under Company plans. See footnote (5) to the immediately preceding table.

(5) According to a Schedule 13G filed February 15, 2000, Mr. Sherman is Chairman of Private Capital Management, Inc., an investment advisor ("PCM"), and in that capacity shares investment power with PCM over 294,022 shares of Common Stock which PCM holds on behalf of its clients. Mr. Sherman has sole voting and investment power over 300 shares of Common Stock and also shares investment power over 18,100 shares of Common Stock with another investment advisory firm of which he is the Managing General Partner.

Beneficial Ownership of Ryan and Henderson Families

  The preceding tables disclose in accordance with Securities and Exchange Commission requirements only a portion of the aggregate beneficial ownership of the Company's Common Stock by the Ryan and Henderson families. As of February 25, 2000, members of the extended family of John T. Ryan III and Mary Irene Ryan, including trusts for their benefit, beneficially owned to the knowledge of the Company an aggregate of 1,655,715 shares of Common Stock, representing 33.90% of the outstanding shares. As of the same date, members of the extended family of Helen Lee Henderson, including trusts for their benefit, beneficially owned to the knowledge of the Company an aggregate of 766,887 shares of Common Stock, representing 15.67% of the outstanding shares.

Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires that directors and officers of the Company and beneficial owners of more than 10% of its Common Stock file reports with the Securities and Exchange Commission with respect to changes in their beneficial ownership of equity securities of the Company. Based solely upon a review of the copies of such reports furnished to the Company and written representations by certain persons that reports on Form 5 were not required, the Company believes that all 1999 Section 16(a) filing requirements applicable to its directors, officers and greater-than-10% beneficial owners were complied with.

                                PROPOSAL NO. 3
                     SELECTION OF INDEPENDENT ACCOUNTANTS

  Because of the importance to the shareholders of having the Company's accounts reviewed by independent accountants, it is the opinion of the Board of Directors that the selection of independent accountants should be submitted to the shareholders. The firm of PricewaterhouseCoopers LLP has been the independent accountants for the Company since 1959. PricewaterhouseCoopers LLP has advised the Company that neither the firm nor any of its partners has any direct or material indirect financial interest in the Company or any of its subsidiaries.

  As independent accountants for the fiscal year ended December 31, 1999 PricewaterhouseCoopers LLP provided auditing services in connection with their examination of the consolidated financial statements of the Company, the separate financial statements of certain of its subsidiaries and certain periodic filings made by the Company with the Securities and Exchange Commission.

  The Board of Directors recommends a vote for the selection of PricewaterhouseCoopers LLP as independent accountants, and proxies received in the accompanying form will be so voted, unless a contrary specification is made. It is expected that one or more representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting with the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions. See "Election of Directors" for information concerning the Audit Committee of the Board of Directors.

  Approval of this proposal requires the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting by the holders of Common Stock voting in person or by proxy. Under the Pennsylvania Business Corporation Law, an abstention is not a vote cast and will not be counted in determining the number of votes required for approval, though it will be counted in determining the presence of a quorum. In the event the proposal is not approved, the Board will treat this as a recommendation to consider other auditors for 2001.

                                 OTHER MATTERS

  The Board of Directors does not know of any matters, other than those referred to herein, which will be presented for action at the meeting. However, in the event of a vote on any other matter that should properly come before the meeting, it is intended that proxies received in the accompanying form will be voted thereon in accordance with the discretion and judgment of the persons named in the proxies.

                          ANNUAL REPORT ON FORM 10-K

  Upon written request to the undersigned Secretary of the Company (at the address specified on page 1) by any shareholder whose proxy is solicited hereby, the Company will furnish a copy of its 1999 Annual Report on Form 10-K to the Securities and Exchange Commission, together with financial statements and schedules thereto, without charge to the shareholder requesting same.

                          2001 SHAREHOLDER PROPOSALS

  To be eligible for inclusion in the Company's proxy statement for the 2001 Annual Meeting, any shareholder's proposal(s) must be received by the Company at its principal executive offices not later than November 24, 2000.

                           EXPENSES OF SOLICITATION

  All expenses incident to the solicitation of proxies by the Board of Directors will be paid by the Company. The Company will, upon request, reimburse brokerage houses and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in forwarding copies of solicitation material to beneficial owners of Common Stock held in the names of such persons. In addition to solicitation by mail, in a limited number of instances, regular employees of the Company may solicit proxies in person or by telephone. Employees will receive no additional compensation for any such solicitation.

                                              By Order of the Board of
                                              Directors,

                                                       DONALD H. CUOZZO
                                                            Secretary

                                      MSA

MINE SAFETY APPLIANCES COMPANY . P.O. BOX 426, PITTSBURGH, PENNSYLVANIA 15230 . PHONE (412) 967-3000

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Holders of 4 1/2% Cumulative Preferred Stock of
 Mine Safety Appliances Company:

  Notice is hereby given that the Annual Meeting of Shareholders of Mine Safety Appliances Company will be held on Wednesday, May 10, 2000, at 9:00 A.M., local Pittsburgh time, at the Company's headquarters, 121 Gamma Drive, RIDC Industrial Park, O'Hara Township, Pittsburgh, Pennsylvania for the purpose of considering and acting upon the following:

    (1) Election of Directors: The election of two directors for a term of three years;

    (2) Stock Split: Approval of an amendment to the Company's Restated Articles to effect a 3-for-1 split of both the issued shares and the authorized shares of the Company's Common Stock;

    (3) Selection of Independent Accountants: The selection of independent accountants for the year ending December 31, 2000;

and such other business as may properly come before the Annual Meeting or any adjournment thereof.

  Only the holders of Common Stock of the Company of record on the books of the Company at the close of business on February 25, 2000 are entitled to notice of and to vote at the meeting and any adjournment thereof.

  You are cordially invited to attend the meeting even though as a holder of 4 1/2% Cumulative Preferred Stock you have no voting rights.

                                              By Order of the Board of
                                              Directors,

                                                      Donald H. Cuozzo
                                                          Secretary

March 24, 2000

                        MINE SAFETY APPLIANCES COMPANY

                        Annual Meeting of Shareholders

                            Wednesday, May 10, 2000
                                   9:00 a.m.

                                121 Gamma Drive
                             RIDC Industrial Park
                             Pittsburgh, PA 15238


Mine Safety Appliances Company
-------------------------------------------------------------------------------

This proxy is solicited on behalf of the Board of Directors.

  Proxy--Mine Safety Appliances Company--2000 Annual Meeting of Shareholders

  The undersigned hereby appoints John T. Ryan III, Thomas B. Hotopp and Donald H. Cuozzo, or any of them, as proxies, with power of substitution, to vote all shares of MINE SAFETY APPLIANCES COMPANY which the undersigned is entitled to vote at the 2000 Annual Meeting of Shareholders and any adjournment thereof:

  This proxy will be voted as directed, or, if no direction is given, FOR items 1, 2 and 3 below. A vote FOR item 1 includes discretionary authority to vote for a substitute if any nominee listed becomes unable or unwilling to serve. The proxies named are authorized to vote in their discretion upon such other matters as may properly come before the meeting or any adjournment thereof.

  The undersigned hereby revokes all previous proxies for such Annual Meeting, acknowledges receipt of the Notice of Annual Meeting and Proxy Statement, and ratifies all that said proxies may do by virtue hereof.

   PLEASE MARK, DATE, EXECUTE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED
                                   ENVELOPE.

                          .   Please detach here   .


       The Board of Directors Recommends a Vote FOR Items 1 and 2 Below:


1. Election of two Directors for terms
   expiring in 2003. Nominees:               [_] Vote FOR  [_] Vote WITHHELD
   01 Calvin A. Campbell, Jr.
                     02 Thomas B. Hotopp         all nominees from all nominees
                                                 (except as specified below)


(Instructions: To withhold authority to
vote for any nominee, write the
number(s) of the nominee(s) in the box
provided to the right.)



2. Amendment of the Restated Articles        [_] For  [_] Against[_] Abstain
   to effect a 3-for-1 split in both
   the issued shares and the authorized
   shares of Common Stock
   [_] For [_] Against [_] Abstain               Date ___________________ , 2000



3. Selection of PricewaterhouseCoopers
   LLP as independent accountants.



Address Change? Mark Box [_]
Indicate changes below:

                                            Signature (s) in Box

                                            Please sign exactly as your name
                                            appears hereon. FOR JOINT ACCOUNTS,
                                            EACH JOINT OWNER SHOULD SIGN. When
                                            signing as attorney, executor,
                                            administrator, trustee, etc.,
                                            please give your full title as
                                            such. If a corporation, please sign
                                            full corporate name by President or
                                            other authorized officer and give
                                            full title. If a partnership,
                                            please sign in partnership name by
                                            authorized person and give full
                                            title.